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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Harper Group, Inc. on Form S-8 of our report dated March 8, 1996, incorporated by reference in the Annual Report on Form 10-K of The Harper Group, Inc. for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

San Francisco, California
May 17, 1996